Exhibit 99

Contact:
Jay Roberts	Sandra Taylor, Ph.D.
Chief Financial Officer	Vice President of Marketing, Daou
610.594.2700	610.594.2700
ir@daou.com	sandra.taylor@daou.com

Daou Systems, Inc. Announces Fourth Quarter and Full Year 2003 Financial Results

Company Profitable But Cautions About Downward Trends

EXTON, Pa. — (March 4, 2004) — Daou Systems, Inc. (OTC Bulletin Board: DAOU) today reported financial results for the fourth quarter and year ended December 31, 2003. For the fourth quarter, Daou reported net income available to common stockholders of $35,000 on net revenue of $9,615,000. This compares to a net loss available to common stockholders of $1,555,000, or ($0.08) per basic and diluted share, on net revenue of $9,604,000 for the fourth quarter of 2002. For the full year 2003, the Company reported net income available to common shareholders of $1,298,000, or $0.06 per basic share and $0.05 per diluted share on net revenue of $42,161,000, compared to a net loss available to common stockholders of $3,993,000, or ($0.21) per basic and diluted share, on net revenue of $37,935,000 for the full year 2002.

Fourth quarter revenue, although comparable to the fourth quarter 2002, continued a downward trend in the year as a result of declining sales in Daou’s application services and the delay in certain government projects. Revenues were supported in the quarter by the continued demand for infrastructure services and revenue from IT outsourcing.

Gross margin (which the Company defines as gross profit adjusted to exclude out of pocket reimbursable expenses, as a percentage of net revenue) was 28% in the fourth quarter of 2003, compared to 35% in the fourth quarter of 2002. The Company experienced lower margins on professional services related to payer application implementations and government and integration services. Lower margins were attributable to lower utilization of professional staff as a result of declining sales in the payer business and the delay in government projects. Lower gross margins were partially offset by higher margins on infrastructure services and management consulting. The Company reported a gross margin of 32% for the full year 2003, compared to 31% for 2002. Despite the decline in revenue and gross margin from the payer application implementation services, the Company experienced improved utilization in the year, compared to 2002, in both the government and integration and infrastructure service lines.

Fourth quarter 2003 operating results reflected a continued level of marketing and business development expenses in support of executing the Company’s branding and growth strategies. During the fourth quarter 2003, sales and marketing expenses declined to $1,133,000 compared to $1,186,000 in the three months ended December 31, 2002. General and administrative expenses decreased 43%, or $837,000 to $1,126,000 for the three months ended December 31, 2003 from $1,963,000 for the three months ended December 31, 2002. The reduction in general and administrative expenses for fourth quarter 2003 was primarily due to effective operating management of administrative costs as well as savings in employee-related and facilities costs as a result of previously disclosed actions taken in December 2002.

“From the standpoint of meeting the goals of improving operations and achieving profitability, 2003 was a successful year for us,” said Daniel J. Malcolm, president and CEO. “We finished profitably in each of the four quarters and the year, a testimony to strong management during an overall downward trend in new application implementation spending in 2003. In the fourth quarter of 2003, our challenges were a direct result of the softness in the payer market and a continued challenge to secure consistency in our sales execution. We also saw a delay in congressional approval of the FY 2004 Consolidated Appropriations Bill (Omnibus) to January 2004, which contained funding for a number of civilian agencies including the Veterans Administration and Health and Human Services, forcing the deferral of certain government projects until first quarter 2004. While our fourth quarter 2003 results were less than we had hoped for, they were positive nonetheless.”

Despite each quarter’s profitability, Malcolm said Daou is closely analyzing a quarter-by-quarter downward trend in revenue since second quarter 2003. “We are concerned about our ability to easily reverse or slow the downward trend in payer-related service line revenues and consequently maintain profitability.” Malcolm expressed caution for first quarter 2004 as a result of the previously announced closing of the Daou Technology Center (“DTC”), the continued softness in the payer market, and Daou’s challenges to maintain consistency in its sales efforts. “Along with announcing our fourth quarter results, comes a commitment by management to tackle this trend head-on,” said Malcolm. “We focused in 2003 on improving our operations and achieving profitability. Now, in addition to efforts to maintain and improve profitability, we are focusing on another set of issues—re-evaluating our strategic direction in the marketplace, striving to achieve a simplified business model, and reviewing our current financial platform.” John A. Roberts, Daou’s Chief Financial Officer added, “As we evaluate our alternatives, we are also cautious about the continuing increase in the cost of the outstanding preferred stock (as reflected in the annual increase in the preferred stock dividend accrual) and its impact on our net income available to common stockholders.”

Malcolm concluded, “While 2003 was a good year for Daou, there continues to be significant work ahead of us to correctly position Daou in the marketplace in 2004. We intend to be more aggressive in the government and payer markets, and we intend to drive our sales through focused solutions-based offerings that provide more affordable options for a financially burdened healthcare market. I am confident we will exceed the challenge.”

About Daou

Daou Systems, Inc. (OTCBB: DAOU) provides expert consulting and management services to healthcare organizations in the design, deployment and support of IT infrastructure and application systems. Daou offers a range of comprehensive services, from mobile health and web services strategies to application implementation and support;

from government and commercial integration services to best practices in help desk, break/fix and desktop support. Daou has provided services to more than 1,600 healthcare organizations, including leading private and public hospitals, managed care organizations on both the payer and provider sides of the market, as well as integrated healthcare delivery networks (IDNs) and some of the nation’s largest government healthcare entities. Daou Systems, Inc. is a publicly traded company listed on the OTC Bulletin Board under the stock symbol DAOU.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are only predictions and actual events or results may differ materially. Forward-looking statements usually contain the word “estimate,” “anticipate,” “hope,” “believe,” “think,” “expect,” “intend,” “plan” or similar expressions. The forward-looking statements included herein are based on current expectations and certain assumptions and entail various risks and uncertainties, including risks and uncertainties relating to: the Company’s ability to achieve a successful sales program and to obtain new customer contracts; the long sales cycle in obtaining new customers and larger contracts; industry spending patterns and market conditions, including seasonal trends; the reduction in size, delay in commencement or loss or termination of one or more significant projects; the management of the Company’s operations; management of future growth; the Company’s ability to continually offer services and products that meet its customers’ demands, as new technologies or industry standards could render its services obsolete or unmarketable; the ability of the company to successfully execute strategies for realizing shareholder value; and the effects of healthcare industry consolidation and changes in the healthcare regulatory environment on existing customer contracts. These uncertainties and risk factors, as well as the matters set forth in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and its other SEC filings, could cause actual results to differ materially from those indicated by these forward-looking statements. These forward-looking statements reflect management’s opinion only as of the date of this press release and the Company assumes no obligation to update or publicly announce revisions to any such statements to reflect future events or developments.

Daou Systems, Inc.

Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenue before reimbursements (net revenue)	$9,615	$9,604	$42,161	$37,935
Out-of-pocket reimbursements	659	810	3,265	3,240

Total revenue	10,274	10,414	45,426	41,175

Cost of revenue before reimbursable expenses	6,962	6,206	28,760	26,128
Out-of-pocket reimbursable expenses	659	810	3,265	3,240

Total cost of revenue	7,621	7,016	32,025	29,368

Gross profit	2,653	3,398	13,401	11,807

Operating expenses:
Sales and marketing	1,133	1,186	4,550	4,807
General and administrative	1,126	1,963	6,670	8,611
Restructuring (credit) charges	—	1,598	(252)	1,598

	2,259	4,747	10,968	15,016

Income (loss) from operations	394	(1,349)	2,433	(3,209)
Other income, net	51	84	207	270

Income (loss) before income taxes	445	(1,265)	2,640	(2,939)
Provision for income taxes	(29)	—	(52)	—

Net income (loss)	416	(1,265)	2,588	(2,939)
Accrued dividends on preferred stock	(381)	(290)	(1,290)	(1,054)

Net income (loss) available to common stockholders	$35	$(1,555)	$1,298	$(3,993)

Earnings (loss) per common share:
Basic	$0.00	$(0.08)	$0.06	$(0.21)

Diluted	$0.00	$(0.08)	$0.05	$(0.21)

Shares used in computing earnings (loss) per common share:
Basic	21,067	19,645	20,821	19,075

Diluted	26,897	19,645	26,513	19,075

Daou Systems, Inc

Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$13,045	$12,319
Short-term investments	102	75
Accounts receivable, net	8,226	7,922
Contract work in progress	1,457	2,147
Other current assets	640	554

Total current assets	23,470	23,017

Equipment, furniture and fixtures, net	1,144	1,006
Due from officers/ stockholders	83	54
Other assets	531	563

	$25,228	$24,640

Current liabilities:
Trade accounts payable	$823	$705
Accrued salaries and benefits	4,063	4,328
Accrued project costs	68	1,968
Other accrued liabilities	1,280	2,765
Deferred revenue	1,426	365

Total current liabilities	7,660	10,131

Long-term liabilities	523	40

Stockholders’ equity	17,045	14,469

	$25,228	$24,640

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